Exhibit 99.1

First Choice Healthcare Solutions Announces Completion of MRI and Digital X-Ray Installations and Expansion of the Board of Directors

MELBOURNE, FL--(November 20, 2012) - First Choice Healthcare Solutions, Inc. (OTCBB:FCHS) ("FCHS"), a company developing and acquiring efficient multi-specialty medical centers, today announced that the Company completed the installation of a GE Healthcare Optima MR450w 1.5T with “GEM” suite MRI scanner and a GE Digital X-ray at its multi-specialty medical center in Melbourne, Florida. These additions to the center were successfully completed during the third fiscal quarter, ahead of schedule. More information on the additions and other First Choice Healthcare progress can be found in the Company’s recently filed report on Form 10-Q for the period ending September 30, 2012.

In addition to announcing its recent operational success, the Company today announced the appointment of two new independent members to its Board of Directors, Mr. Melvin F. Lazar and Mr. Colin Halpern.

“We are privileged to have these two gentlemen join our board and bring their years of experience and high level of business acumen to the oversight of our Company,” stated Chris Romandetti, First Choice President and CEO. “Mel is a highly sought-after professional who has been associated with many successful businesses, and Colin is a well-respected entrepreneur who has founded and grown a number of highly successful, internationally recognized companies, including several with multi-site operations. Our team is looking forward to working with both gentlemen in the coming months as we complete our operational goals for 2012 and pursue the key initiatives we have planned for 2013.”

About Melvin F. Lazar

Mr. Melvin F. Lazar was the managing partner of the accounting firm of Lazar Levine and Felix LLP (“LLF”), which he founded in 1968. In 2009, the firm was merged into ParenteBeard LLC and he continues as an employee and consultant of the firm. Since 2002, Mr. Lazar has been a Board Member and Audit Committee Chairman of several public companies, including: Arbor Realty Trust, Inc., where he continues to serve, and Enzo Biochem, Inc., from which he retired in 2010. Mr. Lazar has more than 40 years of experience in auditing and reviewing initial public offerings and all ’34 Act filings and with SEC compliance matters. Mr. Lazar also has overseen the implementation and testing of, and continued compliance with, Section 404 internal control requirements.

About Colin Halpern

Mr. Colin Halpern is the Non-Executive Vice Chairman of Domino’s Pizza Group UK & IRL plc, the holder of the Domino’s Pizza Master Franchise Agreement for the UK and Republic of Ireland. Mr. Halpern acquired the Domino’s Pizza Master Franchise Agreement in 1993 through International Franchise Systems Inc. In November 1999, with Mr. Halpern as Chairman, the company was taken public and listed on London Stock Exchange. Mr. Halpern is the Managing Director of HS Real Company LLC, Chairman of Calumet Holdings LLC, Dayenn Limited and Non-Executive Director of several other companies.

First Choice Healthcare Solutions, Inc. (www.myfchs.com and www.myfcmg.com)

First Choice Healthcare Solutions, Inc., through its wholly owned subsidiary FCID Medical, Inc., is developing and acquiring efficient multi-specialty medical centers. The Company is carving a new niche in the multibillion-dollar medical clinical service industry with specialized medical centers that offer an optimal mix of synergistic multi-specialty physicians combined with an array of diagnostic capabilities. More information is available at www.firstchoicehealthcaresolutions.com.

Forward-looking Statements

This press release contains statements which are forward-looking statements. Such forward-looking statements are based on current expectations, estimates, and projections about our industry, management beliefs, and certain assumptions made by our management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.